EXHIBIT 10.3

Promissory Note

$1,685,636.56	September 29, 2002

FOR VALUE RECEIVED, SUPERCONDUCTOR TECHNOLOGIES INC., a Delaware corporation with its principal place of business at 460 Ward Drive, Santa Barbara, California 93111-2310 (the “Debtor”), promises to pay to the order of RGC INTERNATIONAL INVESTORS, LDC (the “Lender”), in lawful money of the United States of America in immediately available funds to the following address: c/o Rose Glen Capital Management, L.P., 3 Bala Plaza East, Suite 501, 251 St. Asaphs Road, Bala Cynwyd, Pennsylvania 19004, or at such other location as the Lender may designate from time to time, the principal sum of ONE MILLION SIX HUNDRED EIGHTY-FIVE THOUSAND SIX HUNDRED THIRTY-SIX AND 56/100 DOLLARS ($1,685,636.56), together with interest accruing on the outstanding principal balance from the date hereof, as provided below:

1. Rate of Interest. Amounts outstanding under this Note will bear interest at a rate of eight percent (8%) per annum (“Interest Rate”). Interest will be calculated on the basis of a year of 360 days for the actual number of days in each interest period. In no event will the rate of interest hereunder exceed the maximum rate allowed by law.

2. Payment Terms. Interest accrued from the date hereof on the unpaid principal balance hereof shall be payable monthly, in arrears, commencing on October 29, 2002, and on the twenty-ninth day of each of the five months thereafter, until March 29, 2003, in the amount of $11,237.58 per month, subject to adjustment for any change in the interest rate in accordance with Sections 3, 5 or 6 below. Thereafter, principal and interest shall be due and payable in twelve equal amortizing monthly installments of $146,630.88, (subject to adjustment for any change in the interest rate in accordance with Sections 3, 5 or 6 below), commencing on April 29, 2003, and on the twenty-ninth day of each of the eleven months thereafter, until March 29, 2004, on which date all remaining outstanding principal and accrued interest shall be due and payable in full.

If any payment under this Note shall become due on a Saturday, Sunday or public holiday under the laws of the Commonwealth of Pennsylvania, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing interest in connection with such payment. Payments received will be applied to charges, fees and expenses (including attorneys’ fees), accrued interest and principal in any order the Lender may choose, in its sole discretion.

3. Late Payments; Default Rate. If the Debtor fails to make any payment of principal, interest or other amount coming due pursuant to the provisions of this Note within five calendar days of the date due and payable, the Debtor also shall pay to the Lender a late charge equal to five percent (5%) of the amount of such payment (the “Late Charge”). Such five day period shall not be construed in any way to extend the due date of any such payment. Upon maturity, whether by acceleration, demand or otherwise, and at the Lender’s option upon the occurrence of any Event of Default (as hereinafter defined) and during the continuance thereof, this Note shall bear interest at a rate per annum (based on a year of 360 days and actual days elapsed) which shall be ten percentage points (10%) in excess of the interest rate in effect from time to time under this Note but not more than the maximum rate allowed by law (the “Default Rate”). The Default Rate shall continue to apply whether or not judgment shall be entered on this Note. Both the Late Charge and the Default Rate are imposed as liquidated damages for the purpose of defraying the Lender’s expenses incident to the handling of delinquent payments, but are in addition to, and not in lieu of, the Lender’s exercise of any rights and remedies hereunder or under applicable law, and any fees and expenses of any agents or attorneys which the Lender may employ. In addition, the Default Rate reflects the increased credit risk to the Lender of carrying a loan that is in default. The Debtor agrees that the Late Charge and Default Rate are reasonable forecasts of just compensation for anticipated and actual harm incurred by the Lender and that the actual harm incurred by the Lender cannot be estimated with certainty and without difficulty.

4. Prepayment. The indebtedness may be prepaid in whole or in part at any time without penalty.

5. Events of Default. The occurrence of any of the following events will be deemed to be an “Event of Default” under this Note: (i) the nonpayment of any principal, interest or other indebtedness under this Note within five (5) days when due; (ii) the occurrence of any event of default or default and the lapse of any notice or cure period under any other debt, liability or obligation to the Lender of the Debtor; (iii) the filing by or against the Debtor of any proceeding in bankruptcy, receivership, insolvency, reorganization, liquidation, conservatorship or similar proceeding (and, in the case of any such proceeding instituted against the Debtor, such proceeding is not dismissed or stayed within 45 days of the commencement thereof); (iv) the Debtor or any “significant subsidiary” (as defined in Section 210.1-02(w) of Regulation S-X promulgated under the Securities Act of 1933, as amended) of the Debtor shall make an assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due or apply for or consent to the appointment of a receiver or trustee for Debtor or for all or substantially all of its property or business or such a receiver or trustee shall otherwise be appointed, or any levy, garnishment, attachment or similar proceeding is instituted against any property of the Debtor or any significant subsidiary of the Debtor; (v) a default with respect to any other indebtedness of the Debtor for borrowed money in excess of $100,000, if the effect of such default results in the acceleration of such debt; (vi) the commencement of any foreclosure or forfeiture proceeding, execution or attachment against any collateral securing the obligations of the Debtor to the Lender; (vii) the entry of a final judgment against the Debtor and the failure of the Debtor to discharge the judgment within ten days of the entry thereof; (viii) the Debtor ceases doing business as a going concern; (ix) a breach by the Debtor of a representation or warranty contained in any agreement with the Lender or the Debtor’s failure to observe or perform any covenant or other agreement with the Lender, including that certain Securities Purchase Agreement dated as of September 29, 2000 between the Lender and the Debtor and the agreements required thereby and contemplated therein; (x) the Debtor sells, conveys or disposes of all or substantially all of its assets (the presentation of any such transaction for stockholder approval being conclusive evidence that such transaction involves the sale of all or substantially all of the assets of the Debtor); (xi) the Debtor, without the written consent of the Lender, pays, declares or sets apart for such payment, any dividend or other distribution (whether in cash or property but excluding other securities) on shares of capital stock of Debtor or directly or indirectly through any subsidiary makes any other payment or distribution in respect of its capital stock; (xii) the Debtor, without the written consent of the Lender, redeems, repurchases or otherwise acquires (whether for cash or in exchange for property or other securities or otherwise) in any one transaction or series of related transactions, any shares of capital stock of the Debtor or any warrants, rights or options to purchase or acquire any such shares; provided however, that the Debtor may repurchase shares of capital stock of the Debtor or any warrants, rights or options to purchase or acquire any such shares of capital stock from former employees of the Debtor pursuant to repurchase rights included in a restricted stock purchase plan for such employees so long as (a) such plan was approved by a majority of the independent directors of the Board of Directors of Debtor, (b) such shares were purchased pursuant to such plan, (c) the purchase price paid by the employees to acquire the shares was at least equal to the market value of such shares on the date of such purchase, and (d) the Debtor repurchases such shares for no more than the purchase price paid by such employee; (xiii) the Debtor, without the written consent of the Lender, sells, leases or otherwise disposes of any of its assets outside of the ordinary course of business, other than sales of equipment with a fair market value of less than $50,000 (any consent to the disposition of any assets may be conditioned on a specific use of the proceeds of disposition); (xiv) the Debtor, without the written consent of the Lender, lends money, gives credit or makes advances in excess of $100,000 to any person, firm, joint venture or corporation or in any amount to officers, directors, employees, subsidiaries and affiliates of the Debtor, except loans, credits or advances in existence or committed on the date hereof and which the Debtor has informed Lender in writing prior to the date hereof, and made in the ordinary course of business; and (xv) the Debtor, without the written consent of the Lender, assumes, guarantees, endorses, contingently agrees to purchase or otherwise becomes liable upon the obligation of any officer, director, employee, subsidiary or affiliate of the Debtor, or upon the obligation in excess of $50,000 of any person, firm, partnership, joint venture or corporation not an officer, director, employee, subsidiary or affiliate of the Debtor, except by the endorsement of negotiable instruments for deposit or collection and except assumptions, guarantees, endorsements and contingencies in existence or committed on the date hereof and which the Debtor has informed the Lender in writing prior to the date hereof, and similar transactions in the ordinary course of business.

Upon the occurrence of an Event of Default: (a) if an Event of Default specified in clause (iii) or (iv) above shall occur, the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder shall be immediately due and payable without demand or notice of any kind; (b) if any other Event of Default shall occur, the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder, at the Lender’s option and without demand or notice of any kind, may be accelerated and become immediately due and payable; (c) at the Lender’s option, this Note will bear interest at the Default Rate from the date of the occurrence of the Event of Default; and (d) the Lender may exercise from time to time any of the rights and remedies available under this Note and available under applicable law.

6. Power to Confess Judgment. Upon the occurrence of any Event of Default as set forth above, the Lender may institute appropriate proceedings at law or equity to collect the outstanding principal amount and accrued but unpaid interest then due (by acceleration or otherwise) and proceed therein to final judgment and execution thereon, with interest, together with costs and expenses.

The Debtor hereby empowers any attorney of any court of record, after the occurrence of any Event of Default hereunder, to appear for the Debtor and, with or without complaint filed, confess judgment, or a series of judgments, against the Debtor in favor of the Lender or any holder hereof for the entire principal balance of this Note, all accrued interest and all other amounts due hereunder, together with costs of suit and an attorney’s commission of the greater of 10% of such principal and interest or $1,000 added as a reasonable attorney’s fee, and for doing so, this Note or a copy verified by affidavit shall be a sufficient warrant. The Debtor hereby forever waives and releases all errors in said proceedings and all rights of appeal and all relief from any and all appraisement, stay or exemption laws of any state now in force or hereafter enacted. Interest on any such judgment shall accrue at the Default Rate.

No single exercise of the foregoing power to confess judgment, or a series of judgments, shall be deemed to exhaust the power, whether or not any such exercise shall be held by any court to be invalid, voidable, or void, but the power shall continue undiminished and it may be exercised from time to time as often as the Lender shall elect until such time as the Lender shall have received payment in full of the debt, interest and costs. Notwithstanding the attorney’s commission provided for in the preceding paragraph (which is included in the warrant for purposes of establishing a sum certain), the amount of attorneys’ fees that the Lender may recover from the Debtor shall not exceed the actual attorneys’ fees incurred by the Lender.

7. Subordination. The payment of principal and interest on this Note is subordinated in right of payment, to the extent and in the manner provided in this Section 7, to the prior payment in full of all Senior Debt. No payment of principal or interest shall be made on account of this Note upon the receipt by Debtor from the holder of Senior Debt of notice of (i) the maturity of any part or all of the Senior Debt, by lapse of time, acceleration or otherwise, unless and until all matured principal and interest thereon shall have been paid in full, (ii) any default in the payment of principal or interest on any Senior Debt when the same becomes due and payable, unless and until such default shall have been cured or waived, or (iii) any other default with respect to the Senior Debt contractually permitting the holder of the Senior Debt to accelerate the maturity thereof immediately without further notice or the expiration of any applicable grace periods, unless and until the earlier of such other default having been cured or waived or 60 days from the date such notice was given; provided that a cessation in payments of principal or interest pursuant to clause (iii) above may only occur once in any 365-day period. For purposes of this Note, “Senior Debt” shall mean (x) all principal (not to exceed $2,500,000), interest, fees and other sums payable from time to time under or with respect to any revolving line of credit which Debtor may establish from time to time with a bank or similar institution and (y) the remaining principal (not to exceed $200,000), interest, fees and other sums payable from time to time under that certain Master Lease Agreement dated as of March 18, 1999 between Debtor and Leasing Technologies International, Inc. Senior Debt shall also include any indebtedness the proceeds of which are used to refinance, renew or replace Senior Debt in a principal amount which may not exceed the principal amount of the Senior Debt so refinanced, renewed or replaced. Lender agrees to execute any form of subordination agreement reasonably requested by the holder of any Senior Debt, generally consistent with the foregoing provisions.

8. Miscellaneous. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder must be in writing (except as may be agreed otherwise above with respect to borrowing requests) and will be effective upon receipt. Such notices and other communications may be hand-delivered, sent by facsimile transmission with confirmation of delivery and a copy sent by first-class mail, or sent by nationally recognized overnight courier service, to the addresses for the Lender and the Debtor set forth above or to such other address as either may give to the other in writing for such purpose. No delay or omission on the Lender’s part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will the Lender’s action or inaction impair any such right or power. No modification, amendment or waiver of any provision of this Note nor consent to any departure by the Debtor therefrom will be effective unless made in a writing signed by the Lender. The Debtor agrees to pay on demand, to the extent permitted by law, all costs and expenses incurred by the Lender in the enforcement of its rights in this Note and in any security therefor, including without limitation reasonable fees and expenses of the Lender’s counsel. If any provision of this Note is found to be invalid by a court, all the other provisions of this Note will remain in full force and effect. The Debtor and all other makers and endorsers of this Note hereby forever waive presentment, protest, notice of dishonor and notice of non-payment. The Debtor also waives all defenses based on suretyship or impairment of collateral. This Note shall bind the Debtor and its successors and assigns, and the benefits hereof shall inure to the benefit of the Lender and its successors and assigns; provided, however, that the Debtor may not assign this Note in whole or in part without the Lender’s written consent and the Lender at any time may assign this Note in whole or in part.

This Note has been delivered to and accepted by the Lender and will be deemed to be made in the Commonwealth of Pennsylvania. THIS NOTE WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE LENDER AND THE DEBTOR DETERMINED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, EXCLUDING ITS CONFLICT

OF LAWS RULES. The Debtor hereby irrevocably consents to the exclusive jurisdiction of any state or federal court in the county or judicial district where the Lender’s office indicated above is located; provided that nothing contained in this Note will prevent the Lender from bringing any action, enforcing any award or judgment or exercising any rights against the Debtor individually, against any security or against any property of the Debtor within any other county, state or other foreign or domestic jurisdiction. The Debtor acknowledges and agrees that the venue provided above is the most convenient forum for both the Lender and the Debtor. The Debtor waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note. No failure or delay on the part of the Lender in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

9. WAIVER OF JURY TRIAL. THE DEBTOR IRREVOCABLY WAIVES ANY AND ALL RIGHTS THE DEBTOR MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS NOTE, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS NOTE OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE DEBTOR ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

The Debtor acknowledges that it has read and understood all the provisions of this Note, including the confession of judgment and waiver of jury trial, and has been advised by counsel as necessary or appropriate.

WITNESS the due execution hereof as a document under seal, as of the date first written above, with the intent to be legally bound hereby.

WITNESS / ATTEST:	SUPERCONDUCTOR TECHNOLOGIES INC.

____________________________________________________	By:____________________________________________________ (SEAL)

Print Name:__________________________________________	Print Name:_____________________________________________

Title:________________________________________________	Title:__________________________________________________
(Include title only if an officer of entity signing to the right)

Disclosure for Confession of Judgment

     On or about the date hereof, Superconductor Technologies Inc. (the “Debtor”), has executed, and/or is executing, a Term Note (the “Note”) pursuant to which the Debtor is obligated to repay monies to RGC International Investors, LDC (the “Lender”).

     A. The Debtor acknowledges and agrees that the Note contains provisions under which the Lender may enter judgment by confession against the Debtor. Being fully aware of its rights to prior notice and a hearing on the validity of any judgment or other claims that may be asserted against it by the Lender thereunder before judgment is entered, the Debtor hereby freely, knowingly and intelligently waives these rights and expressly agrees and consents to the Lender entering judgment against it by confession pursuant to the terms thereof.

     B. The Debtor certifies that a representative of the Lender specifically called the confession of judgment provisions in the Note to the attention of the Debtor, and/or that the Debtor was represented by legal counsel in connection with the Note.

WITNESS / ATTEST:	SUPERCONDUCTOR TECHNOLOGIES INC.

____________________________________________________	By:___________________________________________________

Print Name:__________________________________________	Print Name:_____________________________________________

Title:________________________________________________	Title:__________________________________________________
(Include title only if an officer of entity signing to the right)